As filed with the Securities and Exchange Commission on December 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

REGISTER.COM, INC.
(Exact name of registrant as specified in its charter)
Delaware	11-3239091
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

575 Eighth Avenue, 8th Floor
New York, NY 10018
(Address of principal executive offices) (Zip Code)

REGISTER.COM, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
REGISTER.COM, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Peter A. Forman
President and Chief Executive Officer
Register.com, Inc.
575 Eighth Avenue, 8th Floor
New York, NY 10018
(Name and address of agent for service)
(212) 798-9100
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Scott L. Kaufman, Esq.
Kronish Lieb Weiner & Hellman LLP
1114 Avenue of the Americas, New York, NY 10036
Telephone (212) 479-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Register.com, Inc. Amended and Restated 2000 Stock Incentive Plan Common Stock, $0.0001 par value	2,313,830 shares	$4.98 (2)	$11,522,873 (2)	$932.20
Register.com, Inc. Employee Stock Purchase Plan Common Stock, $0.0001 par value	289,360 shares	$4.98 (2)	$1,441,103 (2)	$116.58

	2,603,190 shares		Aggregate Registration Fee	$1,048.78

(1)	This Registration Statement shall also cover any additional shares of Common Stock of Register.com (the “Registrant”) which become issuable under the Registrant’s Amended and Restated 2000 Stock Incentive Plan or Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on December 15, 2003, as reported by the Nasdaq National Market.

              This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 2,603,190 shares of Common Stock of the Registrant to be issued pursuant to the Registrant’s Amended and Restated 2000 Stock Incentive Plan or Employee Stock Purchase Plan (together, the “Plans”). The shares being registered represent the number of shares by which the Plans were automatically increased on the first trading day of 2001, 2002 and 2003 as provided by the terms of each of the Plans. In accordance with Section E of the General Instructions to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, previously filed with the Commission relating to the Plans (File No. 333-34636), are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on April 4, 2003;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 filed with the Commission on May 13, 2003;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 filed with the Commission on August 14, 2003;

(d)	the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 filed with the Commission on November 14, 2003;

(e)	the Registrant’s Current Reports on Form 8-K filed with the Commission on March 5, 2003, June 10, 2003 and June 17, 2003;

(f)	the Registrant’s Registration Statement No. 000-29739 on Form 8-A filed with the Commission on February 29, 2000 pursuant to Section 12(g)
    of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is described the terms, rights, and provisions applicable to the Registrant’s Common Stock; and

(g)	the description of the Registrant’s preferred stock purchase rights described in the Registrant’s Registration Statement No. 000-29739 on Form 8-A filed with the Commission on October 29, 2002.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hererof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

              Not Applicable.

Item 5.	Interests of Named Experts and Counsel

              Not Applicable.

Item 6.	Indemnification of Directors and Officers

       Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Registrant's Certificate of Incorporation, as amended (the "Certificate") eliminates the personal liability of directors to the fullest extent permitted by the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

       In accordance with Section 145 of the DGCL, the Certificate in effect as of the date hereof, provides that, except to the extent prohibited by the DGCL, the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director’s duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchase or redemptions that are prohibited by the DGCL. This provision does not limit the directors’ responsibilities under any other laws, including the federal securities laws or state or federal environmental laws. The Registrant maintains liability insurance for its officers and directors and has also entered into agreements to indemnify its directors and certain officers in substantially the form of that certain Form of Indemnification Agreement filed as Exhibit 10.26 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.

       The above discussion of the DGCL and of the Registrant’s amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 7.	Exemption from Registration Claimed

              Not Applicable.

Item 8.	Exhibits

            5.1   Opinion of Kronish Lieb Weiner & Hellman LLP.

            23.1   Consent of PricewaterhouseCoopers LLP.

            23.2   Consent of Kronish Lieb Weiner & Hellman LLP (included within Exhibit 5.1).

            24   Power of Attorney (included on the signature page to this Registration Statement).

Item 9.	Undertakings

  A.   The undersigned Registrant hereby undertakes:

  (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”);

              (ii)   to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii)   to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that clauses (1) (i) and (1) (ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

            (2)   that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s Amended and Restated 2000 Stock Incentive Plan and Employee Stock Purchase Plan.

            B.   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C.   Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 18th day of December, 2003.

REGISTER.COM, INC.

By:	/s/ Peter A. Forman

Peter A. Forman
President and Chief Executive Officer

POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Register.com, Inc., a Delaware corporation, do hereby constitute and appoint Peter A. Forman and Roni Jacobson and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that the said attorneys-in fact and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter A. Forman Peter A. Forman	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2003

/s/ Jonathan Stern Jonathan Stern	Chief Financial Officer (Principal Accounting and Financial Officer)	December 18, 2003

/s/ Mitchell I. Quain Mitchell I. Quain	Chairman of the Board of Directors	December 18, 2003

/s/ Niles H. Cohen Niles H. Cohen	Director	December 18, 2003

/s/ Dewain K. Cross Dewain K. Cross	Director	December 18, 2003

/s/ Richard D. Forman Richard D. Forman	Director	December 18, 2003

/s/ James A. Mitarotonda James A. Mitarotonda	Director	December 18, 2003

/s/ Stanley Morten Stanley Morten	Director	December 18, 2003

/s/ Jim Rosenthal Jim Rosenthal	Director	December 18, 2003

/s/ Reginald Van Lee Reginald Van Lee	Director	December 18, 2003

EXHIBIT INDEX

            5.1   Opinion of Kronish Lieb Weiner & Hellman LLP.

            23.1   Consent of PricewaterhouseCoopers LLP.

            23.2   Consent of Kronish Lieb Weiner & Hellman LLP (included within Exhibit 5.1).

            24   Power of Attorney (included on the signature page to this Registration Statement).